EXHIBIT 10.5

                                PREMIERWEST BANK
                          SALARY CONTINUATION AGREEMENT

         THIS SALARY CONTINUATION AGREEMENT is entered into as of this _______ day of ________________, 2002, by and between PremierWest Bank, an Oregon-chartered, FDIC-insured bank with its main office in Medford, Oregon (the "Bank"), and John L. Anhorn, President and Chief Executive Officer of the Bank (the "Executive").

         WHEREAS, the Executive, has contributed substantially to the success of the Bank and its parent corporation, PremierWest Bancorp ("Bancorp"), and the Bank desires that the Executive continue in its employ,

         WHEREAS, to encourage the Executive to remain an employee of the Bank, the Bank is willing to provide salary continuation benefits to the Executive, payable out of the Bank's general assets,

         WHEREAS, none of the conditions or events included in the definition of the term "golden parachute payment" contained in section 18(k)(4)(A)(ii) of the Federal Deposit Insurance Act [12 U.S.C. 1828(k)(4)(A)(ii)] and in Federal Deposit Insurance Corporation Rule 359.1(f)(1)(ii) [12 CFR 359.1(f)(1)(ii)] exists or, to the best knowledge of the Bank, is contemplated insofar as the Bank is concerned.

         NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
                                   DEFINITIONS

         Whenever used in this Agreement, the following terms shall have the meanings specified:

         1.1 "ACCRUAL BALANCE" means the amount required to be accrued by the Bank under generally accepted accounting principles to account for benefits that may become payable to the Executive under this Agreement.

         1.2 "BASE ANNUAL SALARY" means the current base annual salary of the Executive at the earliest of (1) the date of the Executive's death; (2) the date of the Executive's Disability; (3) the date the Executive's employment with the Bancorp or the Bank terminates within 12 months after a Change in Control; or
(4) the Executive's Normal Retirement Date. Current Base Annual Salary shall be defined by reference to compensation of the type that would be required to be reported by Securities and Exchange Commission Rule 228.402(b) (17 C.F.R. 228.402(b)), specifically column (c) of that rule's Summary Compensation Table (or any successor provision). Salary compensation amounts deferred at the election of the Executive are included in Base Annual Salary.

         1.3 "CHANGE IN CONTROL" means if any one of the following events occurs:

                  (a) MERGER. Bancorp merges into or consolidates with another corporation, or merges another corporation into Bancorp, and as a result less than 50% of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were the holders of Bancorp's voting securities immediately before the merger or consolidation,

                  (b) ACQUISITION OF SIGNIFICANT SHARE OWNERSHIP. (1) a report on Schedule 13D or another form or schedule (other than Schedule 13G) is filed or is required to be filed under sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of Bancorp's voting securities, or (2) a person or persons acting in concert has or have become the beneficial owner of 10% or more of a class of Bancorp's voting securities and the person or the person's or group's nominee becomes the Chairman of the Board of Bancorp, but this paragraph (b) shall not apply to beneficial ownership of voting shares of Bancorp held in a fiduciary capacity by an entity in which Bancorp directly or indirectly beneficially owns 50% or more of the outstanding voting securities,

                  (c) CHANGE IN BOARD COMPOSITION. during any period of two consecutive years, individuals who constitute Bancorp's board of directors at the beginning of the two-year period cease for any reason to constitute at least a majority thereof; provided, however, that -- for purposes of this paragraph (c) -- each director who is first elected by the board (or first nominated by the board for election by stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the period shall be deemed to have been a director at the beginning of the two-year period, or

                  (d) SALE OF ASSETS. Bancorp sells to a third party all or substantially all of Bancorp's assets. For this purpose, sale of all or substantially all of Bancorp's assets includes sale of the shares or assets of the Bank.

         1.4 "DISABILITY" means the Executive suffers a sickness, accident or injury which has been determined by the carrier of any individual or group disability insurance policy covering the Executive, or by the Social Security Administration, to be a disability rendering the Executive totally and permanently disabled. The Executive must submit proof to the Bank of the carrier's or Social Security Administration's determination upon the request of the Bank.

         1.5 "EARLY TERMINATION" means the Executive's Termination of Employment with the Bank before Normal Retirement Age for reasons other than death, Disability, Termination under Article 5 of this Agreement, involuntary termination within 12 months after a Change in Control, and voluntary termination with Good Reason within 12 months after a Change in Control.

         1.6 "EARLY TERMINATION DATE" means the month, day and year in which Early Termination occurs.

         1.7 "EFFECTIVE DATE" means ERROR! BOOKMARK NOT DEFINED..

         1.8 "GOOD REASON" for purposes of this Agreement means "Good Reason" as that term is defined in any employment or severance agreement to which the Executive is or may hereafter be a party. If the term "Good Reason" is not defined in an employment agreement or severance agreement, it means:

                  (a) a material reduction in Executive's title or responsibilities,

                  (b) a reduction in base salary as in effect on the date of a Change in Control,

                  (c) relocation of the Bank's principal executive offices, or requiring the Executive to change his or her principal work location, to any location that is more than 15 miles from the location of the Bank's principal executive offices on the date of this Agreement,

                  (d) the adverse and substantial alteration in the nature and quality of the office space within which the Executive performs his or her duties, including the size and location thereof, as well as the secretarial and administrative support provided to the Executive,

                  (e) the failure by the Bank to continue to provide the Executive with compensation and benefits substantially similar to those provided to the Executive under any of the employee benefit plans in which the Executive becomes a participant, or the taking of any action by the Bank which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit to which the Executive was entitled at the time of the Change in Control, or

                  (f) the failure of the Bank to obtain a satisfactory agreement from any successor or assign of the Bank to assume and agree to perform this Agreement, as contemplated in Section 7.5 hereof.

         1.9 "NORMAL RETIREMENT AGE" means the Executive's 65th birthday.


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         1.10 "NORMAL RETIREMENT DATE" means the later of the Normal Retirement
Age or the Executive's Termination of Employment with the Bank.

         1.11 "PERSON" means an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or other entity.

         1.12 "PLAN YEAR" means a twelve-month period commencing on January 1, and ending on the last day of December of each year. The initial Plan Year shall commence on the Effective Date of this Agreement.

         1.13 "TERMINATION OF EMPLOYMENT" with the Bank means that the Executive shall have ceased to be employed by the Bank for any reason whatsoever, excepting a leave of absence approved by the Bank. For purposes of this Agreement, if there is a dispute over the employment status of the Executive or the date of termination of the Executive's employment, the Bank shall have the sole and absolute right to decide the dispute, unless a Change in Control shall have occurred.

                                   ARTICLE 2
                                LIFETIME BENEFITS

         2.1 NORMAL RETIREMENT BENEFIT. Upon the Executive's Termination of Employment on or after the Normal Retirement Age for reasons other than death, the Bank shall pay to the Executive the benefit described in this Section 2.1 instead of any other benefit under this Agreement.

         2.1.1 AMOUNT OF BENEFIT. The annual benefit under this Section 2.1 is $78,949. In its sole discretion, the Bank's board of directors may increase the annual benefit under this Section 2.1.1, but any increase shall require recalculation of Schedule A.

         2.1.2 PAYMENT OF BENEFIT. Beginning with the month after the Executive's Normal Retirement Date, the Bank shall pay the annual benefit to the Executive in 12 equal monthly installments on the first day of each month. The annual benefit shall be paid to the Executive for 15 years.

         2.2 EARLY TERMINATION BENEFIT. For Early Termination, the Bank shall pay to the Executive the benefit described in this Section 2.2 instead of any other benefit under this Agreement.

         2.2.1 AMOUNT OF BENEFIT. The benefit under this Section 2.2 is the Early Termination Annual Benefit amount set forth in Schedule A for the Plan Year ending immediately before the Early Termination Date (except that during the first Plan Year the benefit is the amount set forth for Plan Year 1). If the Executive is entitled to an Early Termination Annual Benefit amount as set forth in the attached Schedule A, interest will be credited on the Accrual Balance at an annual rate of 7.0%, compounded monthly, during the period between Termination of Employment and the Normal Retirement Date. In its sole discretion, the Bank's board of directors may increase the annual benefit under this Section 2.2.1, but any increase shall require recalculation of Schedule A.

         2.2.2 PAYMENT OF BENEFIT. Beginning with the month after the Normal Retirement Age, the Bank shall pay the annual benefit to the Executive in 12 equal monthly installments on the first day of each month. The annual benefit shall be paid to the Executive for 15 years.

         2.3 DISABILITY BENEFIT. If the Executive terminates employment because of Disability before the Normal Retirement Age, the Bank shall pay to the Executive the benefit described in this Section 2.3 instead of any other benefit under this Agreement.

         2.3.1 AMOUNT OF BENEFIT. The benefit under this Section 2.3 is the Disability Annual Benefit amount set forth in Schedule A for the Plan Year ending immediately before the date on which Termination of Employment occurs (except that during the first Plan Year the benefit is the amount set forth


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
                  for Plan Year 1). In its sole discretion, the Bank's Board of Directors may increase the annual benefit under this Section 2.3.1, but any increase shall require recalculation of Schedule A.

         2.3.2 PAYMENT OF BENEFIT. Beginning with the month after Normal Retirement Age, the Bank shall pay the Disability Annual Benefit amount to the Executive in 12 equal monthly installments on the first day of each month. The annual benefit shall be paid to the Executive for 15 years.

         2.4 CHANGE-IN-CONTROL BENEFIT. If the Executive's employment with the Bank terminates involuntarily within 12 months after a Change in Control, or if the Executive terminates employment voluntarily for Good Reason within 12 months after a Change in Control, the Bank shall pay to the Executive the benefit described in this Section 2.4 instead of any other benefit under this Agreement. However, no benefits shall be payable under this Agreement if the Executive's employment is terminated under Article 5 of this Agreement.

         2.4.1 AMOUNT OF BENEFIT. The benefit under this Section 2.4 is determined by vesting the Executive in the Normal Retirement Age Accrual Balance ($769,395) required by Section 2.1, without reduction for the time value of money or other discount. In its sole discretion, the Bank's board of directors may increase the benefit under this Section 2.4.1, but any increase shall require recalculation of Schedule A.

         2.4.2 PAYMENT OF BENEFIT: The Bank shall pay the Change-in-Control benefit under Section 2.4 of this Agreement to the Executive in one lump sum within three days after the Executive's Termination of Employment.

         2.5 PETITION FOR PAYMENT OF VESTED NORMAL RETIREMENT BENEFIT, VESTED EARLY TERMINATION BENEFIT OR VESTED DISABILITY BENEFIT. If the Executive is entitled to the normal retirement benefit provided by Section 2.1, the Early Termination benefit provided by Section 2.2, or the Disability benefit provided by Section 2.3, the Executive may petition the board of directors to have the Accrual Balance amount corresponding to that particular benefit paid to the Executive in a single lump sum after (1) deduction of any normal retirement benefits, Early Termination benefits or Disability benefits already paid and (2) addition of interest at the rate of 7.0% on the Accrual Balance not yet paid for the period from Termination of Employment to payment of the lump sum amount. The board of directors shall have sole and absolute discretion about whether to pay the remaining Accrual Balance in a lump sum. If payment of the remaining Accrual Balance is paid in a single lump sum, the Bank shall have no further obligations under this Agreement.

         2.6 CHANGE-IN-CONTROL PAYOUT OF VESTED NORMAL RETIREMENT BENEFIT, VESTED EARLY TERMINATION BENEFIT OR VESTED DISABILITY BENEFIT BEING PAID TO THE EXECUTIVE AT THE TIME OF A CHANGE IN CONTROL. If a Change in Control occurs at any time during the entire 15-year salary continuation benefit payment period and if at the time of that Change in Control the Executive is receiving the benefit provided by Section 2.1.2, Section 2.2.2, or Section 2.3.2, the Bank shall pay the remaining salary continuation benefits to the Executive, the Executive's beneficiaries, or the Executive's estate in a lump sum within three days after the Change in Control. The lump-sum payment due to the Executive, beneficiaries, or estate as a result of a Change in Control shall be an amount equal to the Accrual Balance amount corresponding to that particular benefit then being paid to the Executive, beneficiaries, or estate under Section 2.1.2,
Section 2.2.2, or Section 2.3.2 after (1) deduction of any normal retirement benefits, Early Termination benefits, or Disability benefits already paid and
(2) addition of interest at the rate of 7.0% on the Accrual Balance not yet paid for the period from Termination of Employment to payment of the lump sum amount.

         2.7 CONTRADICTION IN TERMS OF AGREEMENT AND SCHEDULE A. If there is a contradiction in the terms of this Agreement and the Schedule A attached hereto concerning the benefits due under Section 2.2, 2.3, or 2.4 hereof, then the actual amount of benefits prescribed by this Agreement shall control.




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
                                   ARTICLE 3
                                 DEATH BENEFITS

         3.1 DEATH DURING ACTIVE SERVICE. Except as provided in Section 5.1, if the Executive dies in active service to the Bank before Normal Retirement Age, instead of any benefit payable under this Agreement the Bank shall pay to the Executive's beneficiary(ies) the benefit described in the Executive Survivor Income Agreement attached to this Agreement as Addendum A.

         3.2 DEATH DURING BENEFIT PERIOD. If the Executive dies after benefit payments under Article 2 of this Agreement have commenced but before receiving all such payments, the Bank shall pay the remaining benefits to the Executive's beneficiary(ies) at the same time and in the same amounts they would have been paid to the Executive had the Executive survived.

         3.3 DEATH AFTER TERMINATION OF EMPLOYMENT BUT BEFORE BENEFIT PAYMENTS COMMENCE. If the Executive is entitled to benefit payments under Article 2 but dies before payments commence, the benefits shall be payable to the Executive's beneficiary(ies), but payments shall commence on the first day of the month after the date of the Executive's death. Payments shall be made in the same amounts they would have been paid to the Executive had the Executive survived.

         3.4 PETITION FOR BENEFIT PAYMENTS. If the Executive dies before receiving any or all benefit payments to which he or she is entitled under
Section 2.1, Section 2.2, or Section 2.3, the Executive's beneficiary(ies) or estate may petition the Board of Directors to have the Accrual Balance corresponding to that particular benefit paid to the Executive's beneficiary(ies) or estate in a single lump sum after (1) deduction of any normal retirement benefits, Early Termination benefits, or Disability benefits already paid and (2) addition of interest at the rate of 7.0% on the Accrual Balance not yet paid for the period from the Executive's Termination of Employment to payment of the lump sum amount. The board of directors shall have sole and absolute discretion about whether to pay the remaining Accrual Balance in a lump sum. If payment of the remaining Accrual Balance is paid in a single lump sum, the Bank shall have no further obligations under this Agreement.

         3.5 CHANGE-IN-CONTROL PAYOUT OF VESTED NORMAL RETIREMENT BENEFIT, VESTED EARLY TERMINATION BENEFIT OR VESTED DISABILITY BENEFIT BEING PAID TO THE EXECUTIVE'S ESTATE OR BENEFICIARIES AT THE TIME OF A CHANGE IN CONTROL. If a Change in Control occurs at any time during the entire 15-year salary continuation benefit payment period and if at the time of that Change in Control the Executive's estate or beneficiaries is receiving the benefit provided by
Section 2.1.2, Section 2.2.2, or Section 2.3.2, the Bank shall pay the remaining salary continuation benefits to the Executive's beneficiaries or estate in a lump sum within three days after the Change in Control. The lump-sum payment due to the Executive's beneficiaries or estate as a result of a Change in Control shall be an amount equal to the Accrual Balance amount corresponding to that particular benefit then being paid to the Executive's estate or beneficiaries under Section 2.1.2, Section 2.2.2, or Section 2.3.2 after (1) deduction of any normal retirement benefits, Early Termination benefits, or Disability benefits already paid and (2) addition of interest at the rate of 7.0% on the Accrual Balance not yet paid for the period from Termination of Employment to payment of the lump sum amount.

                                   ARTICLE 4
                                  BENEFICIARIES

         4.1 BENEFICIARY DESIGNATIONS. The Executive shall designate a beneficiary or beneficiaries by filing a written designation with the Bank. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will be effective only if signed by the Executive and accepted by the Bank during the Executive's lifetime. The Executive's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive, or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive's estate.




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         4.2 FACILITY OF PAYMENT. If a benefit is payable to a minor, to a person declared incapacitated, or to a person incapable of handling the disposition of his or her property, the Bank may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incapacitated person or incapable person. The Bank may require such proof of incapacity, minority or guardianship as the Bank deems appropriate before distribution of the benefit. Distribution shall completely discharge the Bank from all liability for such benefit.

                                   ARTICLE 5
                               GENERAL LIMITATIONS

         5.1 SUICIDE OR MISSTATEMENT. The Bank shall not pay any benefit under this Agreement if the Executive commits suicide within three years after the date of this Agreement. Additionally, the Bank shall not pay any benefit under this Agreement if the Executive has made any material misstatement of fact on any application or resume provided to the Bank, or on any application for any benefits provided by the Bank to the Executive.

         5.2 REMOVAL. If the Executive is removed from office or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. 1818(e)(4) or (g)(1), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order.

         5.3 INSOLVENCY. If the Commissioner of the Oregon Department of Banking appoints the Federal Deposit Insurance Corporation as receiver for the Bank under Oregon Revised Statutes section 711.405, all obligations under this Agreement shall terminate as of the date of the Bank's declared insolvency.

                                   ARTICLE 6
                          CLAIMS AND REVIEW PROCEDURES

         6.1 CLAIMS PROCEDURE. A person or beneficiary ("claimant") who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

         6.1.1 INITIATION - WRITTEN CLAIM. The claimant initiates a claim by submitting to the Bank a written claim for the benefits.

         6.1.2 TIMING OF BANK RESPONSE. The Bank shall respond to such claimant within 90 days after receiving the claim. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

         6.1.3 NOTICE OF DECISION. If the Bank denies part or all of the claim, the Bank shall notify the claimant in writing of such denial. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                  6.1.3.1  The specific reasons for the denial,

                  6.1.3.2 A reference to the specific provisions of the Agreement on which the denial is based,

                  6.1.3.3 A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,

                  6.1.3.4 An explanation of the Agreement's review procedures and the time limits applicable to such procedures, and



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                  6.1.3.5  A statement of the claimant's right to bring a civil action under ERISA (Employees Retirement Income Security Act) Section 502(a) following an adverse benefit determination on review.

         6.2 REVIEW PROCEDURE. If the Bank denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Bank of the denial, as follows:

         6.2.1 INITIATION - WRITTEN REQUEST. To initiate the review, the claimant, within 60 days after receiving the Bank's notice of denial, must file with the Bank a written request for review.

         6.2.2 ADDITIONAL SUBMISSIONS - INFORMATION ACCESS. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Bank shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

         6.2.3 CONSIDERATIONS ON REVIEW. In considering the review, the Bank shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

         6.2.4 TIMING OF BANK RESPONSE. The Bank shall respond in writing to such claimant within 60 days after receiving the request for review. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

         6.2.5 NOTICE OF DECISION. The Bank shall notify the claimant in writing of its decision on review. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                  6.2.5.1  The specific reasons for the denial,

                  6.2.5.2 A reference to the specific provisions of the Agreement on which the denial is based,

                  6.2.5.3 A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits, and

                  6.2.5.4 A statement of the claimant's right to bring a civil action under ERISA Section 502(a).

                                   ARTICLE 7
                                  MISCELLANEOUS

         7.1 AMENDMENTS AND TERMINATION. This Agreement may be amended or terminated only by a written agreement signed by the Bank and the Executive.

         7.2 BINDING EFFECT. This Agreement shall bind the Executive and the Bank, and their beneficiaries, survivors, executors, successors, administrators and transferees.

         7.3 NO GUARANTEE OF EMPLOYMENT. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Bank, nor does it interfere with the Bank's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

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         7.4 NON-TRANSFERABILITY. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached, or encumbered in any manner.

         7.5 SUCCESSORS; BINDING AGREEMENT. By an assumption agreement in form and substance satisfactory to the Executive, the Bank will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Bank to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform this Agreement if no such succession had occurred. The Bank's failure to obtain such an assumption agreement before the succession becomes effective shall be considered a breach of this Agreement and shall entitle the Executive to the Change-in-Control benefit provided in Section 2.4.

         7.6 TAX WITHHOLDING. The Bank shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

         7.7 APPLICABLE LAW. Except to the extent preempted by the laws of the United States of America, the validity, interpretation, construction, and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Oregon, without giving effect to the principles of conflict of laws of such state.

         7.8 UNFUNDED ARRANGEMENT. The Executive and the Executive's beneficiary(ies) are general unsecured creditors of the Bank for the payment of benefits under this Agreement. The benefits represent the mere promise by the Bank to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Bank to which the Executive and beneficiary(ies) have no preferred or secured claim.

         7.9 ADMINISTRATION. The Bank shall have the powers that are necessary to administer this Agreement, including but not limited to the power to:

                  (a) interpret the provisions of the Agreement,

                  (b) establish and revise the method of accounting for the Agreement,

                  (c) maintain a record of benefit payments, and

                  (d) establish rules and prescribe forms necessary or desirable to administer the Agreement.

         7.10 NAMED FIDUCIARY. The Bank shall be the named fiduciary and plan administrator under this Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan, including the employment of advisors and the delegation of ministerial duties to qualified individuals.

         7.11 SEVERABILITY. If for any reason any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement, and each such other provision shall continue in full force and effect to the full extent consistent with law. If any provision of this Agreement is held invalid in part, such invalidity shall in no way affect the remainder of the provision, and the remainder of such provision, together with all other provisions of this Agreement shall continue in full force and effect to the full extent consistent with law.

         7.12 HEADINGS. The headings of sections herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement.

         7.13 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail,


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
return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice.

                  (a) If to the Bank, to: Board of Directors PremierWest Bank
                      P.O. Box 40 Medford, Oregon 97501-0003

                  (b) If to the Executive, to:
                      John L. Anhorn
                      ___________________________

                                            ___________________________

and to such other or additional person or persons as either party shall have designated to the other party in writing by like notice.

         7.14 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Bank and the Executive concerning the subject matter hereof. No rights are granted to the Executive under this Agreement other than those specifically set forth herein.

         IN WITNESS WHEREOF, the Executive and a duly authorized Bank officer have signed this Agreement as of the day and year first written above.

EXECUTIVE                                  THE BANK:
                                           PREMIERWEST BANK

____________________________               By:  ___________________________

John L. Anhorn
                                           Its: ___________________________





























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


                             BENEFICIARY DESIGNATION

                                 PREMIERWESTBANK
                          SALARY CONTINUATION AGREEMENT



         I designate the following as beneficiary of any death benefits under this Salary Continuation Agreement:

Primary:
          ----------------------------------------------------------------------

Contingent:
             -------------------------------------------------------------------

NOTE: TO NAME A TRUST AS BENEFICIARY, PLEASE PROVIDE THE NAME OF THE TRUSTEE(S) AND THE EXACT NAME AND DATE OF THE TRUST AGREEMENT.
               -----

         I understand that I may change these beneficiary designations by filing a new written designation with the Bank. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or if I have named my spouse as beneficiary and our marriage is subsequently dissolved.


Signature:  ________________________________

Date:       ________________________________

Accepted by the Bank this _____day of _________________, 2002.

By:         ________________________________

Title:      ________________________________

                                   SCHEDULE A
                                PREMIERWEST BANK
                          SALARY CONTINUATION AGREEMENT

                                 JOHN L. ANHORN

         PLAN YEAR                            EARLY TERMINATION   DISABILITY ANNUAL
          ENDING   EXECUTIVE'S                 ANNUAL BENEFIT    BENEFIT PAYABLE AT  CHANGE-IN-CONTROL
  PLAN   DECEMBER  AGE AT PLAN    ACCRUAL      PAYABLE AT NORMAL      NORMAL        BENEFIT PAYABLE IN A
  YEAR      31,     YEAR END    BALANCE (1)   RETIREMENT AGE (2)  RETIREMENT AGE       LUMP SUM
------------------------------------------------------------------------------------------------------
   1       2002        60      $      20,251      $      33,372     $     33,372     $      769,395

   2       2003        61      $     150,931      $      40,491     $     40,491     $      769,395

   3       2004        62      $     298,448      $      48,127     $     48,127     $      769,395

   4       2005        63      $     464,432      $      56,308     $     56,308     $      769,395

   5       2006        64      $     650,658      $      65,068     $     65,068     $      769,395

   6       2007        65      $     756,355      $      78,949     $     78,949           $769,395 (3)

   7       2008        66      $     723,630

   8       2009        67      $     688,788

   9       2010        68      $     651,689

   10      2011        69      $     612,189

   11      2012        70      $     570,131

   12      2013        71      $     525,351

   13      2014        72      $     477,671

   14      2015        73      $     426,905

   15      2016        74      $     372,852

   16      2017        75      $     315,300

   17      2018        76      $     254,022

   18      2019        77      $     188,776

   19      2020        78      $     119,307

   20      2021        79      $      45,339

   21      2022        80      $           0

(1) The accrual balance reflects payment at the beginning of each month during retirement.
(2) Benefit is based on present value of the current payment stream of the vested accrual balance using a standard discount rate (7.00%).
(3) Projected retirement occurs in July 2007 when the executive turns age 65. The accrual balance at the end of July 2007 will be $769,395.

                                       11